EXHIBIT 10.20
                                                                   -------------



                               [GRAPHIC  OMITED]



ESSTEC  INC.
9500  E.  ARTESIA  BLVD.,  SUITE  203
BELLFLOWER,  CA  90706.

March  15th  2002

RE:  Letter  of  Agreement  re  Enterflow



To  whom  it  may  concern,

I am writing to confirm to you that Esstec and myself will work together to develop Enterflow based on Esstec's Essflow platform. The resulting product will then be distributed and sold on through my company, PublicMedia Works.

I look forward to working with the Esstec team to build what will become an invaluable tool and the standard for film and television industry professionals.



Sincerely,


Corbin  Bernsen.
CEO/President.






  14759 oxnard st. van nuys. ca 91411,usa. tel: 818 904 9029. fax: 818 9049341.
                             www.publicfilmworks.com